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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of USA Networks, Inc. and the related Prospectus and to the Incorporation by reference therein of our report dated January 29, 2002 with respect to the consolidated financial statements and financial statement schedule of USA Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

New York, New York
April 30, 2002